Exhibit 10.2

AMENDED AND RESTATED INTELLECTUAL PROPERTY LICENSE AND PRESERVATION AGREEMENT

This AMENDED AND RESTATED INTELLECTUAL PROPERTY LICENSE AND PRESERVATION AGREEMENT (the “Agreement”), is entered into as of June 22, 2015 (“Effective Date”), by and between Martha Stewart, an individual residing in Katonah, New York (“Licensor”), and Martha Stewart Living Omnimedia, Inc., a Delaware corporation with offices in New York, New York (the “Company”).

WHEREAS, Licensor is the exclusive owner of all right, title and interest in and to (i) her image, signature, voice and likeness and the goodwill appurtenant thereto, (ii) certain rights in and to her image, likeness, voice, signature and other elements of her persona and identity, including rights of publicity and rights of privacy, (iii) all rights in and to her name, other than the trademarks, domain names and other rights (including all registrations thereof) owned by the Company as of the Effective Date (collectively, along with the New Marks (as defined herein), the “Marks”) (without any right of reversion to Licensor or her legal representatives, heirs (including trusts and trustees) or estate), and (iv) all common law and statutory rights in the foregoing (collectively, the “Property”);

WHEREAS, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 22, 2015, by and among Madeline Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of TopCo, Sequential Brands Group, Inc., a Delaware corporation, Singer Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of TopCo, and Singer Madeline Holdings, Inc., a Delaware corporation (“TopCo”); and

WHEREAS, pursuant to the Merger Agreement, Licensor and the Company wish to amend and restate the Intellectual Property License and Preservation Agreement, dated as of October 22, 1999 (“Prior Agreement”), between the parties hereto, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Company’s Acknowledgment of Licensor’s Rights. The Company hereby acknowledges that (a) Licensor exclusively owns all right, title and interest throughout the world (the “Territory”) in and to the Property, which Property has intrinsic value, and (b) Licensor otherwise reserves all rights to the Property except those rights specifically granted to the Company herein (provided, however, that this reservation of rights shall not alter in any manner the Company’s rights under that certain Amended and Restated Intangible Asset License Agreement dated as of even date herewith between Martha Stewart and the Company (the “Intangible Asset Agreement”)). Licensor represents and warrants to the Company that, as of the date hereof, Licensor has the power and authority to license the Property on the terms and conditions of this Agreement.

2. Use of the Property.

(a) Subject to the terms and conditions of this Agreement, Licensor hereby licenses to the Company the exclusive right to use, and to authorize others to use, through sublicense or otherwise, the Property, or any portion thereof, throughout the Territory (i) on or in connection with any products and services of the Company or its affiliates or their respective licensees, developed, manufactured and sold (or previously developed, manufactured and sold) as of the Effective Date or following the Effective Date in accordance with the terms of this Agreement, other than those products or services which are New Uses (all such products and services, which include the Property or the Marks and including the magazine Martha Stewart Living, are referred to herein as the “Licensed Products” and the “Licensed Services”), and (ii) for New Uses (as defined herein), which in all cases are branded under the “Martha Stewart” Mark or other Marks, during the term of this Agreement. During the term of any sublicense pursuant to this Agreement (the “Company License Agreements”), the Company shall include requirements that its licensees preserve the goodwill of the Property, the Licensed Products, Licensed Services and New Uses (provided that the Company shall not be required to amend the terms of any Company License Agreements signed prior to the Effective Date) and shall use commercially reasonable efforts to cause the licensees thereof to comply with the terms of the Company License Agreements relating thereto. The use of the Property by, and Licensed Products and Licensed Services of, the Company or any licensee (or sublicensee) shall be at least substantially consistent with the Historical Standard (as defined below). The “Historical Standard,” as of any date, shall mean substantially the same quality and positioning, including for the applicable products and services themselves and any packaging and related material, and any marketing (the “Historical Criteria”), as any corresponding Licensed Products and/or Licensed Services offered by the Company or sold under any Company License Agreements at any time after February 3, 1997 and before the Effective Date, including, without limitation, with respect to those Licensed Products sold under the Company’s prior license agreement with Kmart Corporation. Licensor and the Company hereby acknowledge and agree that the sale of Licensed Products and Licensed Services shall only be permitted through the Mass Tier Channel of Distribution (as defined below) if the applicable Licensed Products and Licensed Services were, prior to the date hereof, sold through the Mass Tier Channel of Distribution. Except as set forth in the immediately preceding sentence, Licensed Products and Licensed Services may only be sold through the Mass Tier Channel of Distribution or any channel below the Mass Tier Channel of Distribution with the Licensor’s (or her legal representatives’, heirs’ (including trusts and trustees) or estate’s) written consent, such consent not to be unreasonably withheld, conditioned or delayed. With respect to channels of distribution not in existence on the Effective Date, Licensed Products and Licensed Services, to the extent that such Licensed Products or Licensed Services are permitted to be sold in the Mass Tier Channel of Distribution pursuant to the terms hereof, may be sold through new channels of distributions not in existence on the Effective Date if such new channel is of equal or greater prestige to the Mass Tier Channel of Distribution. With respect to any New Uses (as defined below), (i) those products and services set forth on Exhibit B are pre-approved for sale in the Mass Tier Channel of Distribution or above, (ii) such New Uses may at all times be sold in channels of distribution above the Mass Tier of Distribution, and (iii) the sale of any other products or services (i.e., other than those set forth on Exhibit B) which are New Uses through the Mass Tier Channel of Distribution or below shall require the written consent of Licensor (or her legal representatives, heirs (including trusts and trustees) or estate), such consent not to be unreasonably withheld, conditioned or delayed. As used herein, the term “Mass Tier Channel of Distribution” shall mean general merchandise or specialty retailers selling primarily first-quality, in-season merchandise to the mass consumer market (such as, by way of example, the following stores: Kmart, Wal-Mart, Target, J.C. Penney, Bed Bath & Beyond, DSW, Old Navy and Amazon.com and its subsidiary Zappos.com), but, for clarity, does not include any Off-Price Retailers (defined below), budget, discount, variety or so-called “dollar” retailers or comparable retailers (such as Five Below, Shopko, National Stores, Family Dollar Stores or Big Lots stores). As used herein, the term “Off-Price Retailers” shall mean retailers that are known for selling nationally-recognized branded products at discounted prices (such as TJX Companies’ TJ Maxx, Marshall’s and Home Goods). Notwithstanding the foregoing or anything to the contrary in this Agreement, the Company or its licensees (or sublicensees) (y) shall be entitled to sell Licensed Products and products which are New Uses which, in either case, are not of first quality (including “seconds” and “irregulars”) or which are end-of-season closeouts through Off-Price Retailers, and (z) may undertake special cut-up programs for Licensed Products and other products which are New Uses with Off-Price Retailers in accordance with industry practice for comparable products. In determining whether Licensed Products or Licensed Services comply with the Historical Standard, with respect to particular Licensed Products or Licensed Services, the parties will look to the Historical Criteria with respect to such Licensed Products or Licensed Services in comparison with the same Licensed Products and Licensed Services previously offered by the Company or under the Company License Agreements. Subject to and without in any way limiting the foregoing requirements regarding Licensed Products and/or Licensed Services, the parties hereby acknowledge and agree that the Historical Standard shall not otherwise restrict the Company from contracting with, or using services or deliverables from, outside service providers (including the Company’s licensees) to provide design, production and other services (including creative services) relating to the Licensed Products or Licensed Services or require the Company to adhere to any particular spending requirements or budgets, historical or otherwise, with respect to such functions. All uses of the Property by the Company and its affiliates and their respective licensees prior to the Effective Date are hereby approved for use by the Company in connection with Licensed Products and Services; provided, that, such use is (i) consistent with the terms of this Agreement, and (ii) substantially similar to the use prior to the Effective Date. Subject to the rights reserved for Licensor hereunder, including the Reserved Rights (as defined below), Licensor shall not (I) grant any rights to the Property to any other person or entity following the Effective Date that conflict or compete with, or would reasonably be expected to conflict or compete with, those granted to the Company under this Agreement, including granting a third party the right to use the Property in connection Licensed Products, Licensed Services and New Uses or (II) use the Property in a manner that could reasonably be expected to infringe or otherwise conflict with the Marks.

(b) The Company and its affiliates and their respective licensees may use the Property and the Marks in connection with new businesses, products or services not planned, launched or developed prior to the Effective Date (such new businesses, products, and services, collectively, “New Uses”), in each case, so long such New Uses, (i) are (A) substantially consistent with the uses of the Property prior to the Effective Date, (B) substantially consistent with or exceed the Historical Standard for the most similar Licensed Products or Licensed Services in existence prior to the Effective Date, (C) substantially the same quality and positioning, including for products and services themselves and any packaging and related material, and any marketing as the better licensed brands sold in the applicable channel of distribution for the applicable product or service (as permitted hereunder), and (D) not contained within any of the categories attached hereto as Exhibit C, or (ii) have been consented to in writing by Licensor (or her legal representatives, heirs (including trusts and trustees) or estate). For clarity, New Uses shall not include, and Licensor’s consent shall not be required for, reasonable extensions of the lines of business in which the Company or its affiliates or their respective licensees are engaged or planned to be engaged at the Effective Date (including the Licensed Products or Licensed Services), which extensions (and their related products and services) shall be included in the license contained herein and subject to the Historical Standard and other use requirements contained herein. The Company shall keep Licensor (or her legal representatives, heirs (including trusts and trustees) or estate) advised of any New Uses in a timely manner, so that such entity may confirm the Company’s compliance with the terms hereof.

(c) Subject to the terms and conditions of this Agreement, Licensor hereby grants to the Company the exclusive right to use and exploit in any and all media the Property as it appears in any and all television programs, digital media and/or videos (including content developed for the Company’s on line/digital businesses) produced by or for the Company (or its predecessor) (collectively, “Programs”), whether such Programs were produced, aired, marketed or sold prior to, on, or after, the date of this Agreement, provided that the grant in this sentence shall be limited to the use of such Programs (i) substantially as a whole (it being acknowledged and understood that the Company shall have the right to edit such Programs for time and commercials and to add bumpers and introductions), (ii) as part of a collection or similar compilation (such as “Best of” programs or videos) of Licensor appearances relating to the business colloquially known as of the date hereof as “Martha Stewart Living Television”, (iii) in any other manner used by the Company prior the Effective Date, including, without limitation, under the Company’s agreements with AOL, Yahoo and other Internet Service Providers or (iv) as excerpts (which, for the avoidance of doubt, shall not include “outtakes” or “bloopers”) of such Programs, for use on streaming services and the advertising, promotion and/or marketing of any of the foregoing. For the avoidance of doubt, with respect to new Programs produced after the Effective Date, Licensor will have a reasonable right of approval over the Property, and the use thereof, in the Programs at its various stages (e.g., storyboard, script, rough cut, etc.) prior to Company’s exploitation thereof, such approval not to be unreasonably withheld, conditioned or delayed.

(d) The use of the Property by the Company pursuant to this Agreement shall be on a royalty-free basis.

(e) Notwithstanding any other provision of this Agreement, but subject to any employment or other agreement that Licensor may have from time to time with the Company, the license provided herein shall not prohibit Licensor from using or exploiting the Property in connection with (collectively, the “Reserved Rights”): (i) writing books (including biographies or memoirs), articles, movies, plays, scripts or other literary products in areas other than businesses of the Company covered by this Agreement (including, without limitation, with respect to the Licensed Products, Licensed Services and New Uses); (ii) making speeches or public appearances (including on radio, television, in films or over the Internet or similar media) for any purpose other than the promotion of a product or service that competes in any material respect with the Licensed Products, Licensed Services or New Uses at that time; (iii) endorsing products or services which are not competitive in any material respect, at the time of the commencement of such endorsement, with the Licensed Products, Licensed Services or New Uses; (iv) becoming a director, employee, partner, advisor, member, consultant or shareholder of, investor in or otherwise being engaged with any other company, corporation, partnership or other entity which is not competitive with the Company at the time Licensor assumes such position; and (v) activities which are incidental and do not significantly infringe on the Marks or the Company’s rights hereunder.

(f) The Company may, in its sole discretion, freely sublicense the Property and the rights granted herein to any person or entity. Any sublicense by the Company of the Property shall contain protections with respect to the Property consistent with the terms hereof and shall acknowledge that such sublicensee does not obtain any ownership rights in, or goodwill to, the Property.

(g) Notwithstanding anything to the contrary contained herein, any uses of the image or likeness of the Licensor, whether by the Company or any licensee or sub-licensee of the Company shall require the prior written approval of Licensor (or her legal representatives, heirs (including trusts and trustees) or estate), such consent not to be unreasonably withheld, conditioned or delayed, unless (i) the Company (or licensee or sublicensee) has used the same image or likeness in substantially the same manner prior to the Effective Date, or (ii) Licensor approved such image and likeness after the Effective Date with respect to a certain use and the Company (or licensee or sublicensee) uses such image and likeness in substantially the same manner as such previously approved use. Any objection by Licensor (or her legal representatives, heirs (including trusts and trustees) or estate) to such use by the Company (or its licensee or sublicensee) shall be communicated to the Company no later than 30 days after receipt of the Company’s request for such written approval; provided, however, that if the Licensor (or her legal representatives, heirs (including trusts and trustees) or estate) fail to respond to the Company within such 30 day period, then, after such 30-day period, the Company may provide Licensor (or her legal representatives, heirs (including trusts and trustees) or estate) with a second notice with such request. If Licensor (or her legal representatives, heirs (including trusts and trustees) or estate) fails to respond to such second notice within 10 days after receipt of such notice, then the Company’s proposed use of the image or likeness of the Licensor shall be deemed approved by Licensor (and her estate).

3. Term. The term of this Agreement shall commence upon the Effective Time (as defined in the Merger Agreement) and shall be perpetual. In the event the Merger Agreement is terminated, this Agreement shall automatically terminate (in which case the Prior Agreement will remain in full force and effect). In the event of any breach of this Agreement by the Company, Licensor may not terminate this Agreement but shall have all remedies at law and in equity, including seeking the Company’s specific performance of the terms of this Agreement. The parties acknowledge and agree that this Agreement, and all rights and licenses granted under or pursuant to this Agreement by Licensor to the Company are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Code”) and

comparable bankruptcy or insolvency laws and regulations, licenses to rights to “intellectual property” as defined under the Code. The parties agree that the Company, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. The parties further agree that, in the event of the commencement of bankruptcy proceedings by or against Licensor under the Code, the Company shall be entitled to retain all of its rights under this Agreement.

4. Quality of Products and Services Provided in Connection with Property. Following the expiration or termination of the Employment Period as defined and under Licensor’s Employment Agreement with Topco of even date herewith, upon Licensor’s (or her designee, successor or assignee’s) reasonable request and to the extent Licensor (or her designee, successor or assignee) reasonably deems it to be necessary to protect Licensor’s rights under this Agreement, Licensor or her designee, successor or assignee shall have the right to request and receive, at no cost to the recipient, representative samples of each Licensed Product and Licensed Service, and any New Uses, as well as a prototype of each type of all promotional, advertising and marketing material used in connection therewith, for the purpose of evaluating the compliance with the terms contained herein of the same. In the event that in Licensor’s (or her designee, successor or assignee’s) reasonable and good faith judgment, any Licensed Product or Licensed Service fails (other than in an immaterial manner) to satisfy the Historical Standard, or any New Use fails to comply with paragraph 2(b) above, then promptly upon written notice by Licensor (or her designee, successor or assignee) to the Company, the Company and Licensor (or he designee, successor or assignee) shall cooperate in good faith to make necessary and appropriate changes (if any) in the quality of such Licensed Product or Licensed Service or New Use to comply with the standard and other applicable terms provided for herein; provided that nothing in this sentence shall be deemed to affect the substantive rights and obligations of the parties hereunder.

5. The Properties. (a) Subject to the terms hereof, including Section 2(a) and Section 2(b), the Company may combine any designation with the Property (other than with respect to the image and/or likeness of Licensor) or Marks so as to form a new trademark, service mark, trade name or company name (such Marks or names, the “New Marks”) to be utilized in connection with the Licensed Products, Licensed Services or New Uses. Subject to the terms of this Agreement, the Company shall be the owner of the New Marks and may register such rights with any applicable government agency in any jurisdiction in the Territory.

(b) The Company acknowledges that it is not, and will not become by virtue of this Agreement, the owner of any right, title or interest in and to the Property. The Company shall not at any time knowingly commit any act anywhere in the world which would reasonably be expected to have a material adverse effect on Licensor’s rights in and to the Property, or any registrations therefor or any applications for registration thereof. The Company shall not use, authorize of permit the use of the Property in an obscene, lewd or derogatory manner. Unless the other party’s conduct violates the terms of this Agreement or applicable law, neither party shall challenge or knowingly assist or cause any third party to challenge or assist, whether directly or indirectly, anywhere in the world, (i) the other party’s ownership of or the validity of the other party’s intellectual property (including with respect to the Company, the Marks), (ii) any application for registration therefor, or (iii) any rights therein or thereto, in each case, before any court, agency, or other tribunal, or in defending any claim of infringement. The term “assist” shall include providing any third party, whether directly or indirectly, with an analysis of any intellectual property in furtherance of an actual or contemplated validity challenge.

(c) The Company, at its expense, shall (i) file appropriate registrations in its own name or in the name of a Company subsidiary or affiliate of any Marks so as to preserve the goodwill thereof and Licensor’s rights in the Property, (ii) prosecute and defend such registrations and all common law rights in the Marks and Property consistent with good commercial practices, and (iii) use reasonable commercial efforts to defend and otherwise protect the Marks and the Property, provided that following the Effective Date, Licensor shall have the right to reasonably direct and control such actions with respect to the Property, in each case at the Company’s expense. At the request of Licensor, her legal representatives, heirs (including trusts and trustees) or estate, and at the Company’s expense, the Company shall prosecute, including by filing lawsuits or other actions, any potential infringement, dilution, libel, slander or other diminution in the goodwill or other denigration of the Property by any third party, unless in the opinion of the Company’s outside intellectual property counsel there is no basis for such action or such action could reasonably be expected to have a material adverse impact on one or more of the Marks. The Company shall be entitled to the proceeds, or other legal remedies, of any such action. The Company may also institute such actions where not requested by Licensor, her legal representatives, heirs (including trusts and trustees) or estate, in the event the Company determines that the protection of the Property or the Marks reasonably requires such action. In the event that the Company learns of any infringement or other violation of rights in or to the Property, it shall promptly notify Licensor thereof. At Licensor’s request, the Company shall execute all documents reasonably requested by Licensor to confirm Licensor’s ownership of rights in and to the Property. The Company shall cooperate at Licensor’s reasonable request in connection with the filing and prosecution of applications to register the Property and in connection with the maintenance and renewal of such registrations as may issue. Licensor and the Company shall cooperate in good faith, taking into account their respective interests in and rights to the Property, to determine whether or not such applications are filed and prosecuted and registrations are maintained. The Company shall pay all costs and expenses of any such filings or proceedings. Notwithstanding the foregoing, the Company shall be under no obligation to defend or otherwise protect the Property in connection with personal injury claims of Licensor (including claims of invasion of privacy, libel, slander, defamation, harassment or abuse), unless the Company reasonably believes that such claim or the circumstances underlying such claim could have a significant adverse impact on the Company’s business.

(d) In connection with the right to adopt New Marks (as permitted hereunder) or to maintain, defend or renew the Marks, Licensor (or her legal representatives, heirs (including trusts and trustees) or estate) shall sign and deliver to Company the consent attached hereto as Exhibit A as and when reasonably requested by the Company with respect to any Mark. At the Company’s request and expense, Licensor shall execute all documents reasonably requested by the Company to confirm the Company’s ownership of the Marks and to assist the Company to obtain registrations for, enforce and protect the Marks. Neither Licensor nor any person or entity working on behalf of or in concert with Licensor shall seek to register or claim ownership of any Marks. Licensor shall cooperate at the Company’s reasonable request and expense in connection with the filing and prosecution of applications to register, renew and enforce the Marks and in connection with the maintenance and renewal of such registrations as may issue. Licensor and the Company shall cooperate in good faith, taking into account their respective interests in and rights to the Property and the Marks. The Company shall bear all costs and expenses of any such filings or proceedings.

(e) If one party hereto reasonably requests of the other to take an action in connection with the foregoing, the other party shall cooperate in connection with any such action, including, without limitation, by being a plaintiff or co-plaintiff and by causing its officers, directors, and employees to execute documents and to testify. If the Company desires to take action with respect to a violation or infringement of the Property, it shall consult with Licensor, and shall not take any actions which Licensor reasonably requests not to be taken. All costs and expenses of the actions described in this paragraph shall be borne by the Company.

(f) The Company shall take commercially reasonable actions to protect the Marks and the goodwill related thereto consistent with the provisions of this Section.

6. Indemnity. (a) The Company hereby saves and holds Licensor, her heirs (including trusts and trustees), estate, successors and assigns (the “Indemnified Parties”) harmless of and from, and indemnifies and agrees to defend the Indemnified Parties against any and all losses, liability, damages and expenses (including, without limitation, reasonable attorney’s fees and expenses) which the Indemnified Parties may incur or be compelled to pay, or for which the Indemnified Parties may become liable or be compelled to pay in any action, claim or proceeding against the Indemnified Parties, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by the Company or any of its officers, directors, employees, agents or servants (other than the Indemnified Parties) in connection with the Company’s performance of its obligations under this Agreement, the use (including sublicensing) of the Property and the Marks (including, any claims asserting product liability or breach of any express or implied warranty), or the breach by the Company of any covenant contained herein, in each case, except to the extent such action, claim or proceeding is primarily due to the gross negligence or willful misconduct of an Indemnified Party. The indemnification rights provided for herein shall also apply to any use by the Company of the Property or any Marks prior to the date hereof.

(b) In the event that an Indemnified Party receives notice of a claim as to which indemnification is sought, such party shall reasonably promptly notify the Company thereof, except that the failure to so notify shall not exempt the Company from its obligations hereunder, except to the extent that such failure has actually prejudiced the Company’s legal position with respect to the claim. Upon receipt of notice, the Company shall advise the Indemnified Party that it has assumed the defense thereof. The Indemnified Party shall have the right, at the expense of the Company, to retain legal counsel to participate in and monitor the defense of the claim, provided that the Company shall have the right to direct and control such defense. The Company shall not, without Licensor’s written consent, settle or compromise any claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim, nor shall the Company settle or compromise any claim relating to the Property or the Marks which would limit the use by Licensor of the Property in any manner whatsoever without Licensor’s consent.

(c) In connection with any action by the Company to enforce, protect or defend the Property or the Marks, Licensor may elect to retain counsel of her own choosing, in addition to Company counsel, in order to monitor and participate in such action. The Company agrees to consider in good faith the views of such counsel and to keep Licensor and such counsel reasonably informed of the progress of any such action, subject to the preceding sentence. The fees and expenses of such counsel shall be paid for by the Company.

(d) The Company shall maintain in effect at all times commercial general liability and errors and omissions insurance, in customary amounts taking into account the size of the Company, the value of the Property and the obligations of the Company hereunder, and shall name Licensor and the other Indemnified Parties hereunder as beneficiaries thereof for purposes of this Agreement.

7. Certain Remedies. The parties agree that the remedies at law for any material breach or threatened material breach of this Agreement, including monetary damages, are inadequate compensation for any loss and that the non-breaching party shall be entitled to seek specific performance of this Agreement. The parties hereto waive any defense to such claim that a remedy at law would be adequate. In the event of any actual or threatened material default in, or material breach of, any of the terms hereof, the party aggrieved thereby shall have the right to seeks specific performance and injunctive or other equitable relief with respect to its rights hereunder, in addition to any remedies available at law.

8. Miscellaneous. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b) This Agreement is assignable by the Company to any of its affiliates or to any successor of the Company (or its affiliates) which acquires all or substantially all of the assets or businesses of the Company or to an acquirer, whether by sale, merger, recapitalization or other business combination, of all or substantially all of the equity, assets or businesses of the Company without Licensor’s consent, provided that (i) any such successor or assignee shall provide Licensor with a written agreement that it shall be bound by all the terms of this Agreement, and (ii) with respect to an assignment to an affiliate, the Company or Topco guarantees the obligations of such affiliate hereunder. This Agreement shall be assignable by Licensor to any entity controlled by her, and inure to the benefit of and be binding upon the successors, legal representatives, heirs (including trusts and trustees) and assigns of Licensor, provided that any such successor or other assignee shall provide the Company with a written agreement that it shall be bound by all the terms of this Agreement and the Licensor agrees in writing to continue to be bound by the Agreement’s terms. Except as specified in this Section 8(b), this Agreement is not assignable.

(c) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Licensor:

Martha Stewart

Address on file with the Company

with a copy (which shall not constitute notice) to:

Grubman Shire & Meiselas, P.C.

152 West 57th Street

New York, NY 10019

Attention: Allen J. Grubman; Lawrence Shire; Eric Sacks

Email:       AGrubman@gispc.com; lshire@gispc.com; esacks@gispc.com

If to the Company:

Martha Stewart Living Omnimedia, Inc.

601 West 26th Street

New York, New York 10001

Attention: General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this Section. Notices and communications shall be effective when actually received by the addressee.

(d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

(e) Licensor and the Company acknowledge that this Agreement, at the Effective Time, will supersede any other agreement between them concerning the subject matter hereof, including the Prior Agreement.

(f) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

Remainder of page intentionally left blank; signature page follows.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

/s/ Martha Stewart
Martha Stewart

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:	/s/ Daniel W. Dienst
	Name:	Daniel W. Dienst
	Title:	Chief Executive Officer